Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 31, 2019

Corteva, Inc.

974 Centre Road

Wilmington, DE 19805

Re:	Corteva, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Corteva, Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company of up to 6,200,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Shares”) under the Corteva, Inc. 2019 Omnibus Incentive Plan (the “Incentive Plan”) following the proposed separation of the Company from DowDuPont Inc. (“DowDuPont”) on June 1, 2019 by way of a pro rata distribution of all of the Company’s outstanding Common Stock to DowDuPont stockholders (the “Distribution”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-231871) of the Company relating to Common Stock and other securities of the Company filed on May 31, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)    the prospectus, dated May 31, 2019 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated May 31, 2019 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)    an executed copy of a certificate of Cornel B. Fuerer, Senior Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

Corteva, Inc.

May 31, 2019

(e)    a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of May 28, 2019 and certified pursuant to the Secretary’s Certificate;

(f)    the form of the Amended and Restated Certificate of Incorporation of the Company, to be in effect as the Distribution and filed as Exhibit 3.1 to the Registration Statement;

(g)    a copy of the Bylaws of the Company, as in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(h)    the form of the Amended and Restated Bylaws of the Company, to be in effect as of the Distribution and filed as Exhibit 3.2 to the Registration Statement; and

(i)    a copy of certain resolutions of the Board of Directors of the Company, adopted on May 6, 2019 and May 31, 2019, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when the Company’s Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Company’s Amended and Restated Bylaws, the Shares will have been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and when issued by the participants in accordance with the terms and conditions of the Incentive Plan and the applicable award agreement for consideration in an amount at least equal to the par value of such Shares, will be validly issued, fully paid and nonassessable.

Corteva, Inc.

May 31, 2019

The opinions stated herein are subject to the qualification that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of Delaware or the State of New York which are listed in Part II of the Registration Statement or the Company’s Form 10).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
RJD